UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

FORGEROCK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40787	33-1223363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2900
San Francisco, California 94105
(Address of principal executive offices)

(415) 599-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FORG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously disclosed, on October 10, 2022, ForgeRock, Inc. (“ForgeRock”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Fortress Parent, LLC (“Parent”) and Project Fortress Merger Sub, Inc. (“Merger Sub”), providing for the merger of Merger Sub with and into ForgeRock (the “Merger”), with ForgeRock continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P., which is managed by Thoma Bravo, L.P.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

On December 22, 2022, ForgeRock and Parent each received a request for additional information (together, the “Second Request”) from the Department of Justice (the “DOJ”) in connection with the DOJ’s review of the Merger. The issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both ForgeRock and Parent have substantially complied with the Second Request, unless the waiting period is terminated earlier by the DOJ or extended by agreement of ForgeRock and Parent.

ForgeRock and Parent expect to promptly respond to the Second Request and to continue working cooperatively with the DOJ as it conducts its review of the Merger.

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FORGEROCK, INC.

Date: December 22, 2022	By:	/s/ Samuel J. Fleischmann
Name:	Samuel J. Fleischmann
Title:	Chief Legal Officer